EXHIBIT 4.1


                             FIXED RATE SENIOR NOTE

REGISTERED                                                     REGISTERED
No. FXR                                                        U.S. $52,193,700
                                                               CUSIP: 61744Y512


     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
                 REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                          8% SPARQS DUE APRIL 15, 2003
                            MANDATORILY EXCHANGEABLE
                        FOR AMERICAN DEPOSITARY RECEIPTS
                        REPRESENTING ORDINARY SHARES OF
                               NOKIA CORPORATION

----------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE: 8% per        MATURITY DATE:
   October 24, 2001              DATE: See "Morgan            annum (equivalent            April 15, 2003
                                 Stanley Call Right"          to $1.56 per annum per
                                 below.                       SPARQS)
----------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE: October 24,             PERCENTAGE: See              DATES: Each January          REPAYMENT
   2001                          "Morgan Stanley Call         15, April 15, July 15        DATE(S):  N/A
                                 Right" below.                and October 15,
                                                              beginning January 15,
                                                              2002
----------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. Dollars                  PERCENTAGE                   PERIOD: Quarterly            MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.
----------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER                PERIOD: At least 15          ANNUAL INTEREST
   THAN U.S. DOLLARS,            days but no more than        PAYMENTS: N/A
   OPTION TO ELECT               30 days.  See "Morgan
   PAYMENT IN U.S.               Stanley Call Right"
   DOLLARS: N/A                  below.
----------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                 TAX REDEMPTION                                            ORIGINAL YIELD TO
   AGENT: N/A                    AND PAYMENT OF                                            MATURITY: N/A
                                 ADDITIONAL
                                 AMOUNTS: N/A
----------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:             If yes, state Initial Offering
   See below                  Date: N/A
----------------------------------------------------------------------------------------------------------------------

Issue Price....................  $19.50 per SPARQS

Record Dates...................  Notwithstanding the definition of "Record
                                 Date" on page 16 hereof, the Record Date for each Interest Payment

                                 Date, including the Interest Payment Date scheduled to occur on the Maturity Date, shall be the date 10 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that the Issuer exercises the Morgan Stanley Call Right, no Interest Payment Date shall occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment shall be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, shall be payable to the person to whom the Call Price is payable. The "ex- interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

                                 In the event that the Issuer exercises the Morgan Stanley Call Right and the Morgan Stanley Notice Date falls before the "ex-interest" date for an interest payment, so that as a result a scheduled Interest Payment Date will not occur, the Issuer shall cause the Calculation Agent to give notice to (i) the Trustee and (ii) DTC, in each case in the manner described in the third paragraph under "Morgan Stanley Call Right" below, that no Interest Payment Date will occur after such Morgan Stanley Notice Date.

Denominations..................  $19.50 and integral multiples thereof

Morgan Stanley Call Right......  On any scheduled Trading Day on or after
                                 October 18, 2002, the Issuer may call the SPARQS, in whole but not in part, for mandatory exchange for the Call Price paid in cash (together with accrued but unpaid interest) on the Call Date.

                                 On the Morgan Stanley Notice Date, the Issuer shall give notice of the Issuer's exercise of the Morgan Stanley Call Right (i) to the holder of this SPARQS by mailing notice of such exercise by first class mail, postage prepaid, specifying the date (the "Call Date") on which the Issuer shall effect such exchange at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to DTC in accordance with the applicable procedures set forth in the Letter of

                                 Representations related to this SPARQS. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Failure to give notice by mail or any defect in the notice to the holder of any SPARQS shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other SPARQS.

                                 The notice of the Issuer's exercise of the Morgan Stanley Call Right shall specify (i) the Call Date, (ii) the Call Price payable per SPARQS, (iii) the amount of accrued but unpaid interest payable per SPARQS on the Call Date,
                                 (iv) whether any subsequently scheduled
                                 Interest Payment Date shall no longer be an Interest Payment Date as a result of the exercise of the Morgan Stanley Call Right, (v) the place or places of payment of such Call Price, (vi) that such delivery will be made upon presentation and surrender of this SPARQS and (vii) that such exchange is pursuant to the Morgan Stanley Call Right.

                                 The notice of the Issuer's exercise of the Morgan Stanley Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                 If this SPARQS is so called for mandatory exchange by the Issuer, then the cash Call Price and any accrued but unpaid interest on this SPARQS to be delivered to the holder of this SPARQS shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Morgan Stanley Call Right, upon delivery of the SPARQS to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such cash to the Trustee for delivery to the holders of this SPARQS.

                                 If this SPARQS is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture after the Call Date, except with respect to the holder's right to receive cash due in connection with the Morgan Stanley Call Right.

Morgan Stanley Notice Date.....  The scheduled Trading Day on which the Issuer issues its notice of mandatory exchange, which must be at least 15 but not more than 30 days prior to the Call Date.

Call Date......................  The scheduled Trading Day on or after October
                                 18, 2002 and on or prior to the Maturity Date specified in the Issuer's notice of mandatory exchange, on which the Issuer shall deliver cash to holders of SPARQS for mandatory exchange.

Call Price.....................  The Call Price with respect to any Call Date is an amount of cash per each $19.50 principal amount of this SPARQS, as calculated by the Calculation Agent, such that the sum of the present values of all cash flows on each $19.50 principal amount of this SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 34.00% per annum computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price.

Exchange at Maturity...........  At maturity, subject to a prior call of this
                                 SPARQS for cash in an amount equal to the Call Price by the Issuer as described under "Morgan Stanley Call Right" above, upon delivery of this SPARQS to the Trustee, each $19.50 principal amount of this SPARQS shall be applied by the Issuer as payment for a number of American Depositary Receipts representing ordinary shares of Nokia Corporation, nominal value Euro 0.24 ("Nokia ADRs"), at the Exchange Ratio.

                                 The number of Nokia ADRs to be delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Ratio and (ii) in the Exchange Property, as defined in paragraph 5 under "Antidilution Adjustments" below, to be delivered instead of, or in addition to, such Nokia ADRs as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made through the close of business on the third scheduled Trading Day prior to maturity.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, provide written notice to the Trustee at its New York Office and to the Depositary, on which notice the Trustee and Depositary may conclusively rely, on or prior to 10:30 a.m. on the Trading Day immediately prior to maturity of this SPARQS, of the number of Nokia ADRs (or the amount of Exchange Property) to be delivered with respect to each $19.50 principal amount of this SPARQS and of the amount of any cash to be paid in lieu of any fractional Nokia ADR (or of any other securities included in Exchange Property, if applicable); provided that, if the maturity date of this SPARQS is accelerated (x) because of the consummation of a Reorganization Event (as defined in paragraph 5 of "Antidilution Adjustments" below) where the Exchange Property consists only of cash or (y) because of an Acceleration Event or otherwise, the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than two Business Days following such deemed maturity date, (i) to the holder of this SPARQS by mailing notice of such acceleration by first class mail, postage prepaid and (ii) to the Trustee and the Depositary by telephone or facsimile confirmed by mailing such notice to the Trustee at its New York office and to the Depositary by first class mail, postage prepaid, as more fully described under "Morgan Stanley Call Right" above. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. If the maturity of this SPARQS is accelerated in the manner described in the immediately preceding sentence, no interest on the amounts payable with respect to this SPARQS shall accrue for the period from and after such accelerated maturity date; provided that the Issuer has deposited with the Trustee the Nokia ADRs, the Exchange Property or any cash due with respect to such acceleration.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, deliver any such Nokia
                                 ADRs (or any Exchange Property) and cash in respect of interest and any fractional Nokia ADR (or any Exchange Property) and cash otherwise due upon any acceleration described above to the Trustee for delivery to the holder. References to payment "per SPARQS" refer to each $19.50 principal amount of this SPARQS.

                                 If this SPARQS is not surrendered for exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture, except with respect to the holder's right to receive the Nokia ADRs (and, if applicable, any Exchange Property) due at maturity.

No Fractional Shares...........  Upon delivery of this SPARQS to the Trustee at maturity, the Issuer shall deliver the
                                 aggregate number of Nokia

                                 ADRs due with respect to this SPARQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional Nokia ADR in an amount equal to the corresponding fractional Market Price of such fraction of a Nokia ADR as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of this SPARQS.

Exchange Ratio.................  1.0, subject to adjustment for corporate events relating to Nokia Corporation ("Nokia") described under "Antidilution Adjustments" below.

Market Price...................  If Nokia ADRs (or any other security for which a Market Price must be determined) are listed on a national securities exchange, are securities of the Nasdaq National Market or are included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one Nokia ADR (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Nokia ADRs (or any such other security) are listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Nokia ADRs (or any such other security) are listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Nokia ADRs (or any such other security) obtained from as many dealers in such securites, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. Incorporated ("MS & Co.") or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day....................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Acceleration Event.............  If on any date (i) the product of the Market
                                 Price per Nokia ADR, as determined by the Calculation Agent, and the Exchange Ratio is less than $2.00 or (ii) Nokia ADRs are not listed on a United States national securities exchange and have not been replaced by Nokia ordinary shares listed on a United States national securities exchange, the maturity date of this SPARQS shall be deemed to be accelerated to such date, and each $19.50 principal amount of this SPARQS shall be applied by the Issuer as payment for a number of Nokia ADRs at the then current Exchange Ratio. See also "Antidilution Adjustments" below.

Calculation Agent..............  MS & Co. and its successors.

                                 All calculations with respect to the Exchange Ratio and Call Price for the SPARQS shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations shall be rounded to the nearest ten- thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS shall be rounded to the nearest cent, with one-half cent rounded upward.

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this SPARQS and the Issuer.

Antidilution Adjustments.......  The Exchange Ratio shall be adjusted as follows:

                                   1. If Nokia ordinary shares are subject to a
                                 stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be proportionately adjusted; provided, however that if (and to the extent that) Nokia or the depositary for the Nokia ADRs has adjusted the number of Nokia ordinary shares represented by each Nokia ADR so that the price of the Nokia ADRs would not be affected by such stock split or reverse stock split, no adjustment to the Exchange Ratio shall be made.

                                   2. If Nokia ordinary shares are subject (i)
                                 to a stock dividend (issuance of additional
                                 Nokia ordinary shares) that is given ratably to all holders of Nokia ordinary shares or
                                 (ii) to a distribution of Nokia ordinary shares as a result of the triggering of any provision of the corporate charter of Nokia, then once the dividend has become effective with regard to Nokia ADRs and Nokia ADRs are trading ex-dividend, the Exchange Ratio shall be proportionately adjusted; provided, however that if (and to the extent that) Nokia or the depositary for the Nokia ADRs has adjusted the number of Nokia ordinary shares represented by each Nokia ADR so that the price of the Nokia ADRs would not be affected by such stock dividend or stock distribution, no adjustment to the Exchange Ratio shall be made.

                                   3. There shall be no adjustments to the
                                 Exchange Ratio to reflect cash dividends or other distributions paid with respect to Nokia ordinary shares other than distributions described in clauses (i), (iv) and (v) of paragraph 5 below unless such cash dividends or other distributions, when passed through to holders of Nokia ADRs, constitute Extraordinary ADR Dividends as described below. A cash dividend or other distribution with respect to Nokia ADRs shall be deemed to be an "Extraordinary ADR Dividend" if such dividend or other distribution exceeds the immediately preceding non- Extraordinary ADR Dividend for Nokia ADRs by an amount equal to at least 10% of the Market Price of Nokia ADRs (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary ADR Dividend (the "ex-dividend date"). If an Extraordinary ADR Dividend occurs with respect to

                                 Nokia ADRs, the Exchange Ratio shall be
                                 adjusted on the ex-dividend date with respect to such Extraordinary ADR Dividend so that the new Exchange Ratio shall equal the product of
                                 (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price of Nokia ADRs on the Trading Day preceding the ex- dividend date, and the denominator of which is the amount by which the Market Price of Nokia ADRs on the Trading Day preceding the ex-dividend date exceeds the Extraordinary ADR Dividend Amount. The "Extraordinary ADR Dividend Amount" with respect to an Extraordinary ADR Dividend shall equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per Nokia ADR of such Extraordinary ADR Dividend minus the amount per Nokia ADR of the immediately preceding non- Extraordinary ADR Dividend or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per Nokia ADR of such Extraordinary ADR Dividend. To the extent an Extraordinary ADR Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Nokia ADRs described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary ADR Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                   4. If Nokia issues rights or warrants to all
                                 holders of Nokia ordinary shares to subscribe for or purchase Nokia ordinary shares at an exercise price per share less than the market price of Nokia ordinary shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this SPARQS, then the Exchange Ratio shall be proportionately adjusted to the extent that such rights or warrants are passed through to the holders of Nokia ADRs or the holders of Nokia ADRs receive cash or other property as a consequence of the issuance of such rights or warrants; provided, however that if (and to the extent that) Nokia or the depositary for the Nokia ADRs has adjusted the number of Nokia ordinary shares represented by each Nokia ADR so that the price of the Nokia ADRs would not be affected by the issuance of such rights or warrants, no adjustment to the Exchange Ratio shall be made.

                                   5. If (i) there occurs any reclassification
                                 or change of Nokia ordinary shares, including, without limitation, as a result of the issuance of any tracking stock by Nokia, (ii) Nokia or any surviving entity or subsequent surviving entity of Nokia (a "Nokia Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Nokia or any Nokia Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Nokia is liquidated, (v) Nokia issues to all of its shareholders equity securities of an issuer other than Nokia (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding Nokia ordinary shares (any such event in clauses (i) through (vi), a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for this SPARQS shall be adjusted to provide that the holder of this SPARQS shall be entitled to receive at maturity, in respect of each $19.50 principal amount of this SPARQS, securities, cash or any other assets distributed to holders of Nokia ADRs in or as a result of any such Reorganization Event, including (i) in the case of the issuance of tracking stock or of a Spin-off Event, the Nokia ADRs representing the Nokia ordinary shares with respect to which the tracking stock or spun-off security was issued and (ii) in the case of any other Reorganization Event where the Nokia ADRs continue to be held by the holders receiving such distribution, the Nokia ADRs (collectively, the "Exchange Property"), in an amount with a value equal to the amount of Exchange Property delivered with respect to a number of Nokia ADRs equal to the Exchange Ratio at the time of the Reorganization Event; provided, however that if Nokia or the depositary for Nokia ADRs has adjusted the Nokia ADRs so that they represent all of the Exchange Property, no adjustment to the method of calculating the Exchange Ratio or determining the payout at maturity will be made. Notwithstanding the above, if the Exchange Property received in any such Reorganization Event by a holder of Nokia ADRs consists only of cash, the maturity date of this SPARQS shall be deemed to be accelerated to the date on which such cash is distributed to holders of Nokia

                                 ADRs (unless we exercise the Morgan Stanley
                                 Call Right) and the holder of this SPARQS shall receive in lieu of any Nokia ADRs and as liquidated damages in full satisfaction of the Issuer's obligations under this SPARQS the lesser of (i) the product of (x) the amount of cash received per share Nokia ADR and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (regardless of whether the date of acceleration is a day which occurs prior to October 18, 2002). If Exchange Property consists of more than one type of property, the holder of this SPARQS shall receive at maturity a pro rata share of each such type of Exchange Property. If Exchange Property includes a cash component, the holder of this SPARQS will not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, those securities shall, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going- private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                 In the event that Nokia or the depositary for Nokia ADRs elects, in the absence of any of the events described in paragraph 1, 2, 3 or 4 above, to change the number of ordinary shares that are represented by each Nokia ADR, the Exchange Ratio on any Trading Day after the change becomes effective shall be proportionately adjusted.

                                 No adjustment to the Exchange Ratio shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. With respect to the Maturity Date, adjustments to the Exchange Ratio will be made up to the close of business on the third scheduled Trading Day prior to the Maturity Date.

                                 No adjustments to the Exchange Ratio or method of calculating the Exchange Ratio shall be made other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of Nokia ADRs, including, without limitation, a partial tender or exchange offer for Nokia ADRs or Nokia ordinary shares.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the Exchange Ratio or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                 The Calculation Agent shall provide
                                 information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS in accordance with paragraph 5 above upon written request by any holder of this SPARQS.

Market Disruption Event........  "Market Disruption Event" means, with respect to Nokia ADRs (or, if applicable, Nokia
                                 ordinary shares) (and any other security that may be included as Exchange Property):

                                   (i) a suspension, absence or material
                                   limitation of trading of Nokia ADRs or Nokia ordinary shares (or any such other security) on the primary market for Nokia ADRs or Nokia ordinary shares (or any such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Nokia ADRs or Nokia ordinary shares (or any such other security) as a result of which the reported trading prices for Nokia

                                   ADRs or Nokia ordinary shares (or any such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Nokia ADRs or Nokia ordinary shares (or any such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation
                                   Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States self-regulatory organization, the Securities and Exchange Commission, the Helsinki Stock Exchange or any other relevant authority of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Nokia ADRs or Nokia ordinary shares (or any such other security) by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Nokia ADRs or Nokia ordinary shares (or any such other security) and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Nokia ADRs or Nokia ordinary shares (or any such other security) are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
Calculation in Case of an
Event of Default...............  In case an event of default with respect to the SPARQS shall have occurred and be
                                 continuing, the amount declared due and
                                 payable per each $19.50 principal amount of this SPARQS upon any acceleration of this SPARQS shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Market Price of Nokia ADRs as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (regardless of whether the date of acceleration is a day which occurs prior to October 18, 2002), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if the Issuer has called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $19.50 principal amount of the SPARQS equal to the Call Price calculated as though the date of acceleration were the Call Date, plus accrued but unpaid interest to but excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes............  The Issuer, by its sale of this SPARQS, and the holder of this SPARQS (and any successor holder of this SPARQS), by its respective purchase hereof, agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each $19.50 principal amount of this SPARQS for all tax purposes as an investment unit consisting of (A) a terminable contract (the "Terminable Forward Contract") that (i) requires the holder of this SPARQS (subject to the Morgan Stanley Call Right) to purchase, and the Issuer to sell, for an amount equal to $19.50 (the "Forward Price"), Nokia ADRs at maturity and (ii) allows the Issuer, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to such holder the Deposit (as defined below) and paying to such holder an amount of cash equal to the difference between the

                                 Deposit and the Call Price and (B) a deposit with the Issuer of a fixed amount of cash, equal to the Issue Price per each $19.50 principal amount of this SPARQS, to secure the holder's obligation to purchase Nokia ADRs pursuant to the Terminable Forward Contract (the "Deposit"), which Deposit bears an annual yield of 3.268% per annum.

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the number of American Depositary Receipts representing ordinary shares of Nokia Corporation (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of U.S. $52,193,700 (UNITED STATES DOLLARS FIFTY-TWO MILLION ONE HUNDRED NINETY-THREE THOUSAND SEVEN HUNDRED) on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: October 24, 2001                     MORGAN STANLEY DEAN WITTER & CO.


                                            By:
                                               ---------------------------------
                                               Name:  Alexander C. Frank
                                               Title: Treasurer

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee


By:
   -----------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM   -   as tenants in common
          TEN ENT   -   as tenants by the entireties
          JT TEN    -   as joint tenants with right of survivorship and not as
                        tenants in common


     UNIF GIFT MIN ACT - __________________________ Custodian _________________
                                   (Minor)                         (Cust)

     Under Uniform Gifts to Minors Act _________________________
                                               (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated: __________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
___________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _________.


Dated: ________________________   ______________________________________________
                                  NOTICE: The signature on this Option to Elect
                                  Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.